UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 19, 2024

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802

Vienna, Virginia 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2024, CEL-SCI Corporation appointed Mario Gobbo to its Board of Directors.

Mr. Gobbo has nearly 40 years of banking and corporate finance experience in healthcare and energy and is currently a Managing Partner of Castruccio Advisors LLC. His expertise encompasses venture capital and private equity as well as investment banking and strategic advisory services. He serves on the Supervisory Board of Cinkarna Celje, a fine chemicals company from Slovenia. He is on the board of Zavarovalnica Triglav, the largest Slovene insurance company spearheading healthcare insurance in Central Europe and was Chairman of the Board and Chair of the Audit Committee of Helix BioPharma, a Toronto-listed biotech company developing interesting novel complex biomolecules to combat various cancers. As an executive director, he was also on the board of Lazard Brothers, London.

While Managing Director for Health Care Capital Markets and Advisory with Natixis Bleichroeder in New York, from 2006 to 2009, he secured transactions for the bank’s M&A and equity capital markets pharmaceuticals and life sciences group. He obtained mandates for several IPOs and follow-on transactions on NASDAQ, as well as advisory assignments for health care and medical devices companies. When with the International Finance Corporation, a World Bank Group institution dealing with private sector investments, the team he led completed several highly successful equity and loan investments in biotech and generic pharmaceutical companies and funds in India, Latin America, China and Central Europe. From 1993 to 2001, he was with Lazard in London, where he created and managed their Central and Eastern European operations, including Turkey. Mr. Gobbo advised on M&A, fundraising and privatization efforts for several key firms in the region, including transactions for the pharmaceutical companies Pliva, Bosnalijek, Lek and Krka and investments in the APDC Biotech fund, now renamed VentureEast, one of the first Indian life sciences funds, and BVCF, a highly successful and innovative healthcare fund in China. Prior to Lazard, he worked with Swiss Bank Corporation International Ltd. in London, where he worked on the IPO of Ares Serono, the Swiss biotech company, subsequently sold to Merck KgaA. He was also on the investment committee of AHF, an India focused health care fund, Ocimum Biosolutions/Genelogic, an Indian contract research organization, and CellPraxis, a US/Brazilian stem cell research, privately owned firm.

Mario Gobbo holds a Bachelor of Arts in Organic Chemistry from Harvard College, a Master of Science in Biochemistry from the University of Colorado and an MBA, a Master of Business Economics and a PhD (Management) from the Wharton School of the University of Pennsylvania.

Mr. Gobbo will serve as a member of CEL-SCI’s audit, nominating and governance, and compensation committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: April 23, 2024	By:	/s/ Patricia Prichep
Patricia B. Prichep
Senior Vice President of Operations

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